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                                                                    EXHIBIT 99.1


[MSX INTERNATIONAL LOGO]

                                                      CONTACT:  DAVID CRITTENDEN
FOR IMMEDIATE RELEASE                                 MSX INTERNATIONAL
DATE:  MARCH 19, 2004                                 248-829-6031
                                                      DCRITTENDEN@MSXI.COM


MSX INTERNATIONAL ANNOUNCES 2003 FINANCIAL RESULTS

WARREN, MICH., MARCH 19, 2004 -- MSX International, a global provider of technical business services, announced net sales totaling $705.4 million for fiscal year 2003, which ended December 28, 2003. Compared to 2002, net sales declined 12.6% from $807.4 million. Lower net sales reflect reduced demand for automotive engineering and human capital services, combined with the impact on revenues of restructuring actions implemented in the second half of the year.

Robert Netolicka, president and chief executive officer, commented, "In 2003, our business was impacted by continuing cost containment by our largest customers. We responded with a significant restructuring plan that reduced our headcount and consolidated under-utilized facilities. Early 2004 results reflect the impact of these actions, which are expected to reduce operating costs over $34 million annually. Combined with strategies to expand our customer base and focus on higher value services, we are on track to return to profitability in 2004."

As a result of the streamlining plan implemented in the second half of 2003, our financial results reflect a total 2003 restructuring charge of $31.5 million. The charge includes costs related to employee severance, facility consolidation costs, and non-cash charges resulting from asset impairments. Financial results also reflect a non-cash charge of $1.8 million prompted by the sale of our translation management business earlier in the year. Our fiscal 2003 operating loss totaled $(14.7) million due to these restructuring--related charges. As shown in the attached "Supplemental Financial Information," our 2003 EBITDA before restructuring and certain other charges defined in the exhibit totaled $39.3 million.

Our interest expense totaled $29.8 million in fiscal 2003, an increase of $3.9 million from the prior year. The increase reflects a $2.4 million non-cash charge in connection with the company's August 1, 2003 refinancing of senior secured debt and increased interest rates on both fixed- and floating-rate debt. The refinancing included the issuance of $100.5 million of senior secured notes and permitted the payoff of existing revolving debt. The transaction extended to October 15, 2007 principal payment obligations that would have matured sooner under our prior credit facility.


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Due to continuing lower operating performance of certain businesses, the company also recorded non-cash valuation allowances to establish reserves against a substantial portion of our deferred tax assets. Despite our operating loss, this resulted in a $19.7 million income tax provision. Reduced demand, restructuring charges, higher interest expense and an increased income tax provision resulted in a net loss of $(64.0) million in fiscal 2003.

MSX International will host a conference call at 2:00 p.m. EST on Monday, March 22, to review these results. To listen to the call, dial 212-748-2804 and provide reservation number 21184131. A replay of the call will be available beginning at 4:00 p.m. EST Monday, March 22, at 800-633-8284 (Domestic) or 402-977-9140 (International), with the same reservation number.

MSX International, headquartered in Warren, Mich., is a global provider of technical business services. The company combines innovative people, standardized processes and today's technologies to deliver a collaborative, competitive advantage. MSX International has over 6,100 employees in 25 countries. Visit our Web site at http://www.msxi.com.

                                       ###
             ------------------------------------------------------

Certain of the statements made in this press release including the success of restructuring activities and other operational improvements constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current management projections and expectations. They involve significant risks and uncertainties. As such, they are not guarantees of future performance. MSX International disclaims any intent or obligation to update such statements.

Actual results may vary materially from those in the forward-looking statements as a result of any number of factors, many of which are beyond the control of management. These important factors include: our substantial indebtedness; our reliance on major customers in the automotive industry, including the timing of their product development and other initiatives, and the value of our associated accounts receivable from them; the market demand for our technical business services in general; our ability to recruit and place qualified personnel; delays or unexpected costs associated with cost reduction efforts; risks associated with operating internationally, including economic, political and currency risks; and risks associated with our acquisition strategy. Additional information concerning these and other factors are discussed in the company's 2003 Annual Report on Form 10-k (filed March 19, 2004), in Amendment No. 1 to the company's Registration Statement on Form S-4 (filed November 19, 2003), and in other filings with the Securities and Exchange Commission.

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                            MSX INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               for the three fiscal years ended December 28, 2003



                                                            FISCAL YEAR          FISCAL YEAR          FISCAL YEAR
                                                               ENDED                ENDED                ENDED
                                                             DECEMBER 30,         DECEMBER 29,         DECEMBER 28,
                                                                2001                 2002                 2003
                                                            ------------         ------------         ------------
                                                                                (IN THOUSANDS)
Net sales                                                    $ 929,257            $ 807,433            $ 705,392
Cost of sales                                                  808,788              706,602              627,371
                                                            ------------         ------------         ------------

     Gross profit                                              120,469              100,831               78,021

Selling, general and administrative expenses                    80,936               79,114               59,323
Amortization of goodwill and intangibles                         6,222                 --                   --
Goodwill impairment charges                                       --                  8,726                 --
Restructuring and severance costs                                1,272                8,046               31,489
Loss on asset impairment and sale                                 --                  4,356                1,893
                                                            ------------         ------------         ------------

     Operating income (loss)                                    32,039                  589              (14,684)

Interest expense, net                                           27,881               25,931               29,808
                                                            ------------         ------------         ------------

     Income (loss) before income taxes, minority
        interests and equity in net losses of
        affiliates                                               4,158              (25,342)             (44,492)

Income tax provision (benefit)                                   1,712               (3,488)              19,740
Less minority interests and equity in net losses
   of affiliates, net of taxes                                   1,943                2,638                 (219)
                                                            ------------         ------------         ------------

     Income (loss) before cumulative effect of
       accounting change for goodwill impairment                   503              (24,492)             (64,013)

Cumulative effect of accounting change for
   goodwill impairment, net of taxes of $9,745                    --                (38,102)                --
                                                            ------------         ------------         ------------

     Net income (loss)                                             503              (62,594)             (64,013)

Accretion for redemption of preferred stock                     (7,249)              (8,110)              (9,183)
                                                            ------------         ------------         ------------

     Net loss available to common shareholders               $  (6,746)           $ (70,704)           $ (73,196)
                                                            ============         ============         ============

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                             MSX INTERNATIONAL, INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION
        for the fiscal quarters and fiscal years ended December 28, 2003 and December 29, 2002



                                                                   FISCAL QUARTER ENDED               FISCAL YEAR ENDED
                                                                ---------------------------       ---------------------------
                                                                DECEMBER 28,   DECEMBER 29,        DECEMBER 28,   DECEMBER 29,
                                                                    2003           2002               2003           2002
                                                                ------------   ------------       ------------   ------------
                                                                                         (in thousands)
RECONCILIATION OF EBITDA:

     OPERATING INCOME (LOSS)                                     $(23,889)      $(18,382)           $(14,684)      $    589

       Michigan Single Business and similar taxes                     680          1,234               3,179          3,744
                                                                ------------   ------------       ------------   ------------

     EBIT, AS DEFINED                                             (23,209)       (17,148)            (11,505)         4,333

       Depreciation                                                 3,795          4,434              17,448         18,355
       Restructuring and severance costs                           27,587          6,307              31,489 (a)      8,046
       Loss on asset impairment and sale                             --            4,356               1,893          4,356
       Goodwill impairment charges                                   --            8,726                --            8,726
                                                                ------------   ------------       ------------   ------------

     EBITDA BEFORE RESTRUCTURING AND SEVERANCE
     COSTS, ASSET DISPOSITION AND GOODWILL CHARGES,
     AS DEFINED                                                  $  8,173       $  6,675            $ 39,325       $ 43,816
                                                                ============   ============       ============   ============




(a) Includes $8.1 million of accelerated depreciation due to restructuring actions.

EBITDA is shown here because we use it for internal reporting purposes. We believe it is an indicative measure of operating performance, and it is used by investors and analysts to evaluate companies with capital structures similar to ours. As defined here, EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA is not an alternative measure of operating results or cash flows from operations, as determined in accordance with accounting principles generally accepted in the United States. EBITDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flows and other measures of financial performance and liquidity reported in accordance with such accounting principles.